March 9, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Registration Statement on Form S-8

Dear Ladies and Gentlemen:

     We have acted as counsel to Tech Laboratories, Inc., a New Jersey company (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 876,000 shares of the Company's Common Stock, $0.01 par value (the "Shares") that (i) may be issued pursuant to the exercise of stock options granted under certain employee benefit plans of the Company and (ii) Shares that have been issued and are subject to be issued to a consultant pursuant to a consulting agreement.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. a copy of the Certificate of Incorporation of the Company as in effect on the date hereof;

     2. a copy of the Bylaws of the Company as in effect on the date hereof;

     3. the board of director resolutions related to the authorization of the 1996 Incentive Stock Option Plan and the Registration Statement;

     4. the minutes of the shareholders of the Company related to the authorization of the 1996 Incentive Stock Option Plan;

     5. the 1996 Incentive Stock Option Plan; and

     6. The Registration Statement.

     In giving our opinion, where relevant facts were not independently established, we relied upon statements of officers of the Company. For purposes of this opinion we have assumed without any

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investigation (1) the legal capacity of each natural person, (2) the genuineness of each signature, (3) the completeness of each document submitted to us as an original and (4) the conformity with the original of each document submitted to us as a copy.

     We express no legal opinion upon any matter other than that explicitly addressed below, and our opinion therein contained shall not be interpreted to be an implied opinion on any other matter.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.


                                            Very truly yours,

                                            /s/ Stursberg & Veith
                                            ----------------------------
                                            Stursberg & Veith